UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2008

CYGNE DESIGNS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22102	04-2843286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 210, Culver City, California	90232
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 974-0797

11 West 42nd Street, New York, New York 10036
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On November 10, 2008, the Company sold its ownership interests in its Guatemalan subsidiaries and their respective assets of approximately $375,000 and outstanding liabilities of approximately $568,000, to Bernard Manuel, a former Chairman and CEO of the Company, for $10,000, resulting in a gain of approximately $175,000. The sale was conditioned upon Cygne’s transfer of the $10,000 to Cygne’s lender, which agreed to release its lien on the Guatemalan assets in exchange for such payment.

Item 2.02. Results of Operations and Financial Condition.

On December 22, 2008, the Company issued a press release reporting its financial results for the three months ended October 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b).

On November 21, 2008, Guy Kinberg resigned from his position as a member of the Board of Directors of the Company. Mr. Kinberg's resignation was not the result of any disagreement with the Company or its management.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1     Press release dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.

Date: December 22, 2008	By:	/s/ Nomaan Yousef
	Name:	Nomaan Yousef
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated December 22, 2008.